MAZARS

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of:
Fast More Limited

We consent to the inclusion in the Current Report Form 8-K of World Trophy Outfitters, Inc. our report dated October 20, 2008, relating to financial statement of Fast More Limited as of and for the years ended March 31, 2008 and 2007.

Mazars CPA Limited
Certified Public Accountants
Hong Kong
November 12, 2008

MAZARS CPA LIMITED
馬賽會計師事務所有限公司
34TH FLOOR, THE LEE GARDENS, 33 HYSAN AVENUE, CAUSEWAY BAY, HONG KONG
香港銅鑼灣希慎道33號利園廣場34樓
TEL : (852) 2909 5555 - FAX: (852) 2810 0032 - info@mazars.com.hk - www.mazars.com.hk